UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A.	Schulman, Inc. issued the following press release.
A. SCHULMAN URGES STOCKHOLDERS TO PRESERVE THEIR INVESTMENT BY
REJECTING RAMIUS’ CONFLICTED NOMINEES AND ELECTING THE COMPANY’S
SLATE OF DIRECTORS
AKRON, Ohio, January 9, 2008 — In advance of tomorrow’s Annual Meeting of Stockholders, A. Schulman Inc. (Nasdaq: SHLM) urged stockholders to act quickly to preserve the value of their investment by voting today for the Company’s Board nominees, new CEO and current Board member, Joseph M. Gingo, as well as independent directors James A. Karman, James A. Mitarotonda, and independent Board nominee, Stanley W. Silverman, by submitting the WHITE proxy card by Internet or telephone.
RAMIUS’ NOMINEES ARE CONFLICTED AND MAY NOT ACT IN THE BEST INTEREST OF ALL SHAREHOLDERS
•	Ramius’ nominees are focused on Ramius’ own interests as evidenced by the fact that both Messrs. Caporale and Meyer would receive a compensation bonus when Ramius exits its holding in A. Schulman.
•	A. Schulman made a fair and balanced offer to Ramius that would allow for one of Ramius’ representatives to be seated on an expanded board provided they passed through the Company’s Governance Committee. However, Ramius’ two Board nominees have not gone through the Company’s review process to confirm their independence.
•	We believe Ramius’ nominees are motivated to sell the Company, as opposed to the Company’s slate that will examine all options to create shareholder value. While the wholly independent Special Committee of the Board is reviewing external strategic alternatives, CEO Joseph M. Gingo will act quickly to ensure the Company has the best strategy and infrastructure in place to take the Company forward, positioning A. Schulman for success under all circumstances.
A. SCHULMAN’S STRATEGY TO TRANSFORM ITS BUSINESS AND GROW SHAREHOLDER VALUE IS WORKING AND WILL ACCELERATE
•	The Company’s turn-around plan is well underway and will be accelerated by new CEO Joe Gingo. The plan is focused on driving more efficient and effective utilization of A. Schulman’s North American manufacturing facilities, including potential restructuring; enhanced focus on value-added products to drive profitable growth; re-assessment of A. Schulman’s North American automotive business; ensuring accelerated market adoption of Invision®; identification of additional efficiencies in European operations; and ensuring that the best leadership team is in place to execute upon A. Schulman’s strategy. Management’s performance to plan will continue to be measured against financial metrics.
•	The Company’s strategic initiatives are working, as evidenced by the positive fourth quarter 2007 and recently announced first quarter earnings.
ADDING TWO ADDITIONAL ACTIVIST-SUPPORTED BOARD MEMBERS CAN LEAD TO GRIDLOCK IN THE BOARD ROOM
•	The termination of the relationship between activist hedge funds Barington and Ramius demonstrates that they have opposing agendas that could lead to paralysis at a time when the Company’s changes are beginning to show results.
A. SCHULMAN’S BOARD IS INDEPENDENT AND HAS MAINTAINED AN OPEN AND HEALTHY DIALOGUE WITH SHAREHOLDERS

•	A. Schulman’s Board has the necessary balance of experience and fresh perspective, with 11 of 12 Board seats being held by independent directors and five of these directors joining the Board since 2005.
•	The Company has worked cooperatively with activist investor Barington and attempted to settle this costly proxy fight by offering to add one Ramius representative to the Board.
A. Schulman has been extremely responsive to shareholders and taken significant action to address each of their concerns — including those presented by Ramius. The Company warns shareholders that Ramius is not offering a new or different strategy for the Company. Ramius has a single-minded agenda while the current Board is working to create shareholder value by pursuing critical internal strategic initiatives and reviewing all external opportunities.
THE COMPANY URGES STOCKHOLDERS TO REJECT RAMIUS’ CONFLICTED AND
BEHOLDEN NOMINEES AND VOTE AGAINST STOCKHOLDER PROPOSAL NO. 3
ASKS STOCKHOLDER TO SUPPORT THE COMPANY’S SLATE, WHICH WILL DELIVER
VALUE FOR ALL SHAREHOLDERS
If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of proxy materials, please call Georgeson, which is assisting A. Schulman with the proxy solicitation, at 877-668-1646.
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Contacts
 Paul DeSantis
CFO and Treasurer of A. Schulman Inc.
330-666-3751
Nina Devlin/Giovanna Konicke
Brunswick Group
212-333-3810
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,500 people and has 17 manufacturing facilities in North America and Europe (including Asia). Revenues for the fiscal year ended August 31, 2007, were $1.8 billion. Additional information about A. Schulman can be found at http://www.aschulman.com.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company.

Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;
•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;
•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;
•	Changes in customer demand and requirements;
•	Escalation in the cost of providing employee health care;
•	The outcome of any legal claims known or unknown; and
•	The performance of the North American auto market.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.
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